Exhibit 10.1

STANDSTILL AGREEMENT

BETWEEN

TRANSAX INTERNATIONAL LIMITED

AND

CORNELL CAPITAL PARTNERS LP

DATED AS OF FEBRUARY 14, 2007

Agreement dated as of February 14, 2007 between Transax International Limited, a Colorado corporation (the “Company”), and Cornell Capital Partners LP, a Delaware limited partnership (“Cornell”).

Whereas, Cornell owns 1,600 shares of Series A Convertible Preferred Stock of the Company, stated value $100 per share (the “Series A Preferred Stock”) and a warrant to purchase 5,000,000 shares of the Company’s Common Stock ;

Whereas, the company has entered into a Letter of Intent with Gestao e Processamento de Infomacoes de Saude Ltda (“CBGS”), dated January 17, 2007 (the “Letter of Intent”) to sell its Brazil operating subsidiary and related intellectual property (the “Transaction”).

Whereas, the Company and Cornell agree that it is in their mutual interests to enter into this Agreement as hereinafter described:

Now, therefore, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

1. REPRESENTATIONS OF CORNELL. Cornell represents and warrants to the Company as follows:

(a) Cornell beneficially owns the Series A Preferred Stock as of the date of this Agreement, and pursuant to the Certificate of Designations does not have a right to vote the Series A Preferred Stock other than as provided for under the laws of the State of Colorado.

(b) Cornell beneficially owns the Warrants to purchase common stock of the company.

(c) Cornell has full and complete authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding agreement enforceable in accordance with its terms.

(d) Other than as outlined in the Investment Agreement by and between the Company and Cornell, dated January 13, 2006 (the “Investment Agreement”) the Certificate of Designations dated January 13, 2006 filed by the Company on January 18, 2006 in connection with the Investment Agreement (the “Certificate of Designations”), the Investor’s Registration Rights Agreement by and between the Company and Cornell dated January 13, 2006 (the “Investor’s Registration Rights Agreement”)(collectively the Investment Agreement, Certificate of Designations, and the Investor’s Registration Rights Agreement are referred to as the “Transaction Documents”),there are no arrangements, agreements, or understandings between Cornell and any other person regarding ownership or voting of securities of the Company.

2. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to Cornell as follows:

(a) The Company has full and complete authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes a valid and binding agreement enforceable in accordance with its terms.

(c) The execution, delivery and performance of this Agreement by the Company will not conflict with or result in a breach, violation or default under the Company’s Certificate of Incorporation or Bylaws or any agreement, contract or instrument to which the Company is a party.

3. OBLIGATIONS OF Cornell. Until April 30, 2007 Cornell hereby agrees that it will not convert, sell, assign or transfer any shares of Series A Preferred Stock or Warrants;

4. OBLIGATIONS OF THE COMPANY.

(a) The Company will consummate the closing of the Transaction pursuant to the Letter of Intent to sell its Brazil subsidiary and intellectual property no later than April 30, 2007:

(b) The Company shall have the right to purchase repurchase 1,600 shares of Series A Preferred Stock at a purchase price of $1,600,000 plus a redemption premium of fifteen percent (15%)(the “Payment”) until April 30, 2007; and

5. TERM. The term of this Agreement shall commence upon execution by the Company and Cornell and terminate on April 30, 2007 provided, however, this Agreement may be terminated by the Company upon a material adverse change in the business, operations, assets, financial condition or prospects of the Company or its subsidiaries and upon written notification to Cornell. Upon such termination of this Agreement by the Company the rights, obligations, restrictions and limitations on the Company and Cornell hereunder shall immediately terminate.

6. MISCELLANEOUS.

(a) EXPENSES. Each party hereto shall pay its own expenses incurred in connection with this Agreement.

(b) SUCCESSORS AND ASSIGNS. The Agreement may not be assigned by the parties with out the express written consent of the non assigning party hereunder.

(c) SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. All representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. Other than the terms outlined herein the terms and conditions, representations and warranties and covenants of the Transaction Documents remain unchanged and in full force and effect.

(e) AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

(f) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly delivered when received) by hand delivery, by verifiable facsimile, by overnight delivery or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

If to the Company:

Transax International Ltd

5201 Blue Lagoon Drive, 8th Floor

Miami Florida USA 33126

Attention: Stephen Walters

Facsimile: (305) 629-3090

If to Cornell

Cornell Capital Partners, LP

101 Hudson Street, Suite 3700

Jersey City NJ 07302

Attention: Mark A. Angelo

Facsimile: (201) 985-8744

(g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive law of the State of New Jersey without giving effect to the principles of conflict of laws thereof.

(h) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

In Witness Whereof, Transax International Limited and Cornell Capital Partners, LP. have caused this Agreement to be duly executed as of the day and year first above written.

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TRANSAX INTERNATIONAL LIMITED

/s/ Stephen Walters

Stephen Walters

President and

Chief Executive Officer

CORNELL CAPITAL PARTNERS L.P.

By:	Yorkville Advisors, LLC
Its:	General Partner

By:	/s/ Mark A. Angelo
Name:	Mark A. Angelo
Title:	President